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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Current Report on Form 8-K, the Registration Statements on Form S-8 (Nos. 33-22205, 33-22206, 33-80310, 333-17467 and 333-46367) and the Registration Statement on Form S-3 (No. 333-34931) of Peoples Heritage Financial Group, Inc. of our report, dated January 13, 1997, except for Note 20 as to which the date is February 13, 1997, relating to Portsmouth Bank Shares, Inc. and Subsidiary, which report appears in the December 31, 1997 Annual Report on Form 10- K of CFX Corporation.


                                          /s/ Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts
April 9, 1998